Exhibit 99.1

GO ACQUISITION CORP.

BALANCE SHEET

	August 7, 2020	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets:
Current assets:
Cash	$1,375,564	$75,000,000	(a)	$1,375,564
		1,500,000	(b)
		(1,500,000	)(c)
		(75,000,000	)(f)
Prepaid expenses	326,800	-		326,800
Total current assets	1,702,364	-		1,702,364
Cash held in Trust Account	500,000,000	75,000,000	(f)	575,000,000
Total assets	$501,702,364	$75,000,000		$576,702,364

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$889	$-		$889
Accrued expenses	80,000	-		80,000
Franchise tax payable	30,187	-		30,187
Note payable - related party	200,000	-		200,000
Total current liabilities	311,076	-		311,076
Deferred underwriting commissions in connection with the initial public offering	17,500,000	2,625,000	(d)	20,125,000
Total liabilities	17,811,076	2,625,000		20,436,076

Commitments and Contingencies
Class A common stock; 47,889,128 and 55,126,628 shares subject to possible redemption at $10.00 per share, actual and as adjusted, respectively	478,891,280	72,375,000	(e)	551,266,280

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Class A common stock, $0.0001 par value; 200,000,000 shares authorized; 2,110,872 and 2,373,372 shares issued and outstanding (excluding 47,889,128 and 55,126,628 shares subject to possible redemption), actual and as adjusted, respectively	211	750	(a)	237
		(724	)(e)
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 14,375,000 shares issued and outstanding	1,438	-		1,438
Additional paid-in capital	5,029,435	74,999,250	(a)	5,029,409
		1,500,000	(b)
		(1,500,000	)(c)
		(2,625,000	)(d)
		(72,374,276	)(e)
Accumulated deficit	(31,076)	-		(31,076)
Total stockholders’ equity	5,000,008	-		5,000,008
Total Liabilities and Stockholders’ Equity	$501,702,364	$75,000,000		$576,702,364

The accompanying notes are an integral part of these financial statement.

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of GO Acquisition Corp. (the “Company”) as of August 7, 2020, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on September 21, 2020 as described below.

The Company consummated its initial public offering (the “IPO”) of 50,000,000 units (the “Units”) on August 7, 2020. Each Unit consisted of one share of Class A common stock and one-third of one redeemable warrant (each, a “Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $500.0 million. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 7,500,000 additional Units to cover over-allotments, if any. The Underwriters exercised the over-allotment option in full and on September 21, 2020 purchased an additional 7,500,000 Units (the “Over-Allotment Units”), generating gross proceeds of $75.0 million, and incurred additional offering costs of approximately $4.1 million in underwriting fees (inclusive of approximately $2.6 million in deferred underwriting fees).

Simultaneously with the closing of the IPO on August 7, 2020, the Company completed a private placement (the “Private Placement”) of an aggregate of 8,000,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant to GO Acquisition Founder LLC, a Delaware corporation (the “Sponsor”), generating proceeds of $12.0 million. Simultaneously with the closing of the Over-allotment Units, on September 21, 2020, the Company consummated the second closing of the Private Placement, resulting in the purchase of an aggregate of an additional 1,000,000 Private Placement Warrants by the Sponsor, generating gross proceeds to the Company of $1.5 million.

In addition, the Sponsor agreed to forfeit up to 1,875,000 Class B common stock, par value $0.0001 (the “Founder Shares”) to the extent that the over-allotment option is not exercised in full by the underwriters. The underwriters exercised their over-allotment option on September 21, 2020. As a result, these shares were no longer subject to forfeiture.

Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option and the sale of the private placement warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash	$75,000,000
	Class A common stock		$750
	Additional paid-in capital		$74,999,250
	To record sale of 7,500,000 Overallotment Units at $10.00 per Unit

(b)	Cash	$1,500,000
	Additional paid-in capital		$1,500,000
	To record sale of 1,000,000 Private Placement Warrants at $1.50 per warrant

(c)	Additional paid-in capital	$1,500,000
	Cash		$1,500,000
	To record payment of 2% of cash underwriting fee on overallotment option

(d)	Additional paid-in capital	$2,625,000
	Deferred underwriting commissions		$2,625,000
	To record additional deferred underwriting fee on overallotment option

(e)	Class A common stock	$724
	Additional paid-in capital	$72,374,276
	Class A common stock subject to possible redemption		$72,375,000
	To reclassify Class A common stock out of permanent equity into mezzanine redeemable stock

(f)	Cash	$75,000,000
	Trust account		$75,000,000
	To transfer $10.00 per Overallotment Units to Trust Account